INVESTMENT HIGHLIGHTS

99% Private Pay

Strong Market Presence

Strong Organic Growth

Strong Industry Fundamentals

SUNRISE ASSISTED LIVING

Reputation for Customer Satisfaction and Quality

High Quality Portfolio Comprised of Superior Model Prototype

Highly Experienced and Disciplined Management Team

Sustainable Financial Growth

Self Funding at a Rapid Growth Rate

DEVELOPMENT ACTIVITY — INDUSTRY PIPELINE

Additional Capacity(1)

(in thousands)



35
30
25
20
15
10
5
0
28.1
19.1
13.0
2.8
2.5
2.2
1.5
1998
1999
2000
2001
Sunrise
Total

- Industry building has slowed
- Sunrise development steady and disciplined
- Sunrise major market strategy supports continued development
- Planned openings:

	Homes	Residents
2002E:	19	1,900
2003E:	25-30	2,200-2,700

(1) Public companies plus leading private companies
Source: Industry Analyst

SUNRISE ASSISTED LIVING

ACCESS TO CAPITAL

$

Equity

* $50 million cash
* $76 million after tax cash flow
* $744 million of SMB transactions

Sources

AEW, Prudential, CalPERS, CSFB, major state pension funds

Debt

* $174 million unused credit lines
* $700 million of financings (average rate of 6.1%)
* $125 million convertible notes

Sources

Fannie Mae, GMACC, Fleet, Freddie Mac, GE Capital, Bank of America, First Union

SUNRISE ASSISTED LIVING

SALE/LONG-TERM MANAGE-BACK SUMMARY

(Dollars in millions)

	Primecare	AEW	Aureus	Prudential	CalPERS	Macquarie[1]	Christopher[1]	Total
Transactions	1	3	2	2	1	1	1	11
Gross Proceeds	$29.3	$172.0	$56.0	$148.6	$115.5	$198.4	$24.6	$744.4
Properties	2	12	4	10	7	12	2	49
Residents	184	1,039	342	896	648	1,094	196	4,399
Book Value	$22.9	$112.2	$36.7	$86.7	NA / JV	$132.3	$16.8	$407.6
Debt Reduction	$0.0	$104.1	$31.6	$98.0	NA / JV	$128.8	$15.4	$377.9
Sale %	100.0%	75.0%	100.0%	75.0%		80.0%	100.0%	
Pre-Tax Proceeds	$15.3	$47.8	$23.8	$34.0		$52.7	$4.2	$177.8

Average Sales Price[2]:	$15.0
Average Book Value[2]:	$9.7
Average Gain (pre-tax)[2]:	$5.3

(1) Announced on December 28, 2001, but not yet closed.
(2) Averages are on a per property basis assuming a 100% sale. Excludes CalPERS transaction.

SUNRISE ASSISTED LIVING

SUNRISE - GROWTH DRIVERS

SUNRISE ASSISTED LIVING

Internal Growth	New Construction	New Management Services Opportunities	New Products and Services
Same-store and lease-up from owned and joint venture properties Management fee income growth	Top 20 U.S. markets International - UK, Germany, Canada, evaluating other opportunities	Build-up new third-party management Potential strategic opportunities Selective acquisitions with financial partners	New initiatives by Management Services Sunrise At-Home - opened January 2001 in Washington, DC market

EUROPEAN OPPORTUNITY

- Extraordinary opportunity
  - Strong demographics
  - Attractive market characteristics
- Growing third party management business
- Less competition
- Favorable market conditions
- Investing in infrastructure





Sunrise in the United Kingdom

SOLID ECONOMIC MODEL

Revenue	Costs	Cash Flow
Strong Platform for Growth	Leverage Infrastructure	Strong Operating Cash Flow

- Pricing power
- Portfolio of projects
- Strong development pipeline

- Scalable fixed cost structure
- Improvements in operating efficiencies

- 99% private pay
- Tax advantages
- Almost no bad debt
- Asset sale program

Strong Historical Performance with Significant Upside Potential

SUNRISE ASSISTED LIVING

MORE SENIORS ARE CHOOSING SUNRISE

Communities Operated



CAGR = 32.9%
28
35
61
77
140
164
186
205
'95
'96
'97
'98
'99
'00
'01
'02E
0
30
60
90
120
150
180
210

Resident Capacity Operated



(In thousands)
CAGR = 32.7%
2.3
3.1
5.3
6.6
11.0
12.9
14.8
16.7
'95
'96
'97
'98
'99
'00
'01
'02E
0
4
8
12
16
20

SUNRISE ASSISTED LIVING

SOLID FINANCIAL PERFORMANCE

(Dollars in millions)

REVENUE



CAGR = 42.1%
Growth = 26.6%
$375
300
225
150
75
0
$170.7
$255.2
$344.8
$249.6
$315.9
'98
'99
'00
9months 2000
9months 2001

EBITDA



CAGR = 36.9%
Growth = 30.0%
$120
100
80
60
40
20
0
$59.4
$80.3
$111.3
$79.4
$103.2
1998
1999
2000
9months 2000
9months 2001

NET INCOME



CAGR = 31.9%
Growth = 145.2%
$55
44
33
22
11
0
$22.3
$24.2
$24.3
$51.2
$15.5
$38.0
1998
1999
2000
2001
9months 2000
9months 2001

Note: FY1999 net income excludes $4.0mm non-recurring charge.
Projections per Wall Street equity research dated 12/31/01.
EBITDA is defined as earnings before interest, taxes, depreciation and amortization (excluding non-recurring items and charges).

SUNRISE ASSISTED LIVING

MANAGEMENT SERVICES GROWTH

(Dollars in millions)



Management Division EPS Growth
CAGR = 30.2%
$1.20
$0.90
$0.60
$0.30
$0.00
$0.59
$0.76
$1.00
2000A
2001E
2002E



Revenues Under Management
Growth = 34.9%
$550
$425
$300
$175
$50
$274.9
$399.6
$500.0
1999
2000
2001E

SUNRISE ASSISTED LIVING

SUNRISE RECENT HIGHLIGHTS

- Expect 2001 earnings to grow 80% over 2000 results
- Opened 17 new communities
- Closed sale/long-term manage-back transactions of 35 properties for $521 million. Announced the sale/long-term manage-back of 14 properties for $223 million
- De-leveraged balance sheet while continuing to grow
- Transferred listing to the New York Stock Exchange
- Continued high occupancies and operating margins for same-store portfolio
- Announced redemption of existing convertible notes
- Added to S&P SmallCap 600 Index

SUNRISE ASSISTED LIVING

PRO FORMA 9/30/01 CAPITALIZATION TABLE

(Dollars in millions)

	Actual 9/30/01	As Adjusted 9/30/01[1]
Cash and cash equivalents:	**$40.5**	**$47.2**
Current maturities of long-term debt	**160.3**	**52.5**
Long-term debt, excluding current maturities:		
Notes offered hereby	-	**125.0**
Long-term debt	455.1	455.1
Total long-term debt	**455.1**	**580.1**
Minority interests	3.3	3.3
Stockholders' equity:		
Preferred stock, $0.01 par value, 10,000,000 shares authorized: no shares issued and outstanding	-	-
Common stock, $0.01 par value, 60,000,000 shares authorized: 21,978,879 shares issued and outstanding	0.2	0.2
Additional paid-in capital	304.4	304.4
Retained earnings	93.2	87.2
Accumulated other comprehensive loss	(4.5)	(4.5)
Total stockholders' equity	393.3	387.4
Total capitalization	**$1,012.0**	**$1,023.3**

(1) Adjusted to reflect repayment of convertible notes outstanding via cash generated from ongoing operations and anticipated financing.

SUNRISE ASSISTED LIVING

SUMMARY CREDIT STATISTICS

(Dollars in millions)

	Fiscal Year Ended December 31,		LTM
	1999	2000	9/30/01
Financial Summary:			
EBITDAR	$88.2	$122.1	$145.6
EBITDA	80.3	111.3	135.1
Net Debt	647.4	631.8	574.9
Summary Credit Statistics:			
EBITDAR / Int. Expense + Rent	**2.2x**	**2.0x**	**2.7x**
EBITDA / Int. Expense	2.5x	2.2x	3.1x
(8 x Rent + Net Debt) / EBITDAR	**8.1x**	**5.9x**	**4.5x**
Net Debt / EBITDA	8.1x	5.7x	4.3x

CREDIT STATISTICS

- All corporate debt, excluding convertible notes, secured by assets
- Tangible assets exceeds funded debt by approximately $475 million
- Market value of assets exceeds funded debt by approximately $850 million
- Repeat borrowings attractively priced - most recent borrowing at LIBOR + 120bps

SUNRISE
ASSISTED LIVING

WHY SUNRISE?

- **Industry leader – 20 years of experience**
- **Attractive private pay demographics**
- **Self-funded growth**
  - $41 million of cash, $91 million of after tax cash flow (3Q01 annualized) and up to $126 million of unused credit lines as of 9/30/01
- **Expected strong EPS growth rate**
  - Expect 4Q01 EPS of $0.44-$0.46 versus $0.39 per share in 4Q00
  - Expect 2001 EPS to increase 80% over 2000 EPS
  - Expect mid-teens EPS growth rate going forward
- **Attractive Valuation - EPS and Net Asset Value**